EXHIBIT 99.1
INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
ANNOUNCES THAT EXCELYTE® IS EFFECTIVE AGAINST DRUG RESISTANT
BACTERIA CONTAMINATING HEALTHCARE FACILITIES

Excelyte® Eliminates CRE Bacteria Recently Cited in Centers for Disease Control and Prevention Health Advisory

LITTLE RIVER, S.C., March 11, 2013 – Integrated Environmental Technologies, Ltd. (“IET” or the “Company”) (OTC Bulletin Board: IEVM), today announced that carbapenem-resistant Enterobacteriaceae (CRE), recently cited in a Centers for Disease Control and Prevention (the “CDC”) Health Advisory, is eliminated by Excelyte®.  Specifically, Excelyte® eliminates the two most common types of CRE: Klebsiella pneumonia carbapenemase (KPC) and New Delhi Metallo-Beta Lactamase (NDM).  KPC was found in the National Institutes of Health Clinical Center last summer, killing seven people.  NDM has accounted for 29 of the 37 cases of rare forms of CRE that have been reported since 2010, of which 15 have been reported since July 2012.  This increase highlights the need for healthcare providers to act aggressively to prevent the emergence and spread of these unusual CRE bacteria.

CRE infections most commonly occur in healthcare settings among patients who are receiving treatment for other conditions.  Patients whose care requires devices like ventilators, urinary catheters or intravenous catheters, and patients who are taking long courses of certain antibiotics, are most at risk for CRE infections.  CRE infections have a mortality rate of up to 40 percent.  Since CRE bacteria such as KPC and NDM are highly resistant to multiple drugs, preventing the spread of these bacteria has become the focal point for healthcare providers.

The Company’s testing of Excelyte® against KPC and NDM was conducted by an independent U.S. Environmental Protection Agency (the “EPA”) approved laboratory.  The CDC provided the carbapenem resistant strain of Klebsiella pneumonia NDM to the laboratory.  This strain is resistant to penicillin, gentamicin, ceftazidime and other antibiotics.  The test results show that Excelyte®, diluted 50%, is effective in killing this strain.  These test results have been submitted to the EPA and the Company is awaiting approval to add them to its EPA master label claims.

David LaVance, Chairman, President and Chief Executive Officer of the Company, commented “CRE infections are becoming a major problem for healthcare facilities.  Since CRE are drug resistant, the only way to eliminate the problem is through prevention.  Healthcare providers need to be able to treat their facilities on a regular basis to prevent the spread of bacteria such as CRE and C. difficile spores.  The efficacy and non-toxic nature of Excelyte® make it an ideal product for a healthcare provider since it can be applied in spray format and can completely cover a facility.”

Healthcare providers interested in obtaining information from IET regarding Excelyte® should contact Tim Shields at 843-390-2500 x203 or by sending an email to healthcareinfo@ietltd.net.

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc.  The Company sells a disinfecting solution under the EcaFlo™ and Excelyte® brand names and sells a cleaning solution under the Catholyte Zero™ brand name.  Both solutions are produced by the Company’s proprietary EcaFlo™ equipment which utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting.  EcaFlo™ Anolyte and Excelyte® solutions are EPA-registered hard surface disinfectants and sanitizers approved for hospital-level use and are also approved for use as a biocide in oil and gas drilling.  The products can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  Catholyte Zero™ solutions are an environmentally friendly cleanser and degreaser for janitorial, sanitation and food processing uses.  The Company is currently focused on selling its products to dairy farmers, oil and gas production companies and the healthcare facilities.  To learn more about Integrated Environmental Technologies, Ltd. and I.E.T., Inc., please visit our websites at www.ietltd.net  (investor relations) and www.ietecaflo.com (product information).

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
Tel.:  (732) 282-1055